Exhibit 99.1

NEWS RELEASE

RIVIERA RESOURCES REPORTS FOURTH-QUARTER AND YEAR END 2019 RESULTS; PROVIDES 2020 GUIDANCE

HOUSTON, February 27, 2020 – Riviera Resources, Inc. (OTCQX: RVRA) (“Riviera” or the “Company”) announces financial and operating results for the fourth quarter and full year 2019 and provides a strategic update and guidance for 2020.

The Company highlights the following accomplishments:

•	Returned approximately $250 million to shareholders via a $4.25 per share cash distribution paid to shareholders of record as of close of business on December 12, 2019

•

Returned an aggregate of approximately $398 million of capital to shareholders in 2019 through the significant cash distribution, share repurchases, and a tender offer, and over $550 million since August 2018

•	Closed the following sales:

•	Remaining Hugoton Basin assets for proceeds of approximately $283 million

•	Interests in properties located in the Overton and Personville fields of East Texas for proceeds of approximately $44 million

•	The Drunkards Wash field located in Utah for proceeds of approximately $4 million.

•	Signed a definitive agreement to sell our Oklahoma City office building for a contract price of $21.4 million

•

Ended the fourth quarter with a consolidated cash balance of ~$116 million and ~$70 million drawn on the Blue Mountain Midstream LLC (“Blue Mountain”) senior secured revolving loan facility (the “Blue Mountain Credit Facility”)

•	Expanded the scope of our engagement with Tudor, Pickering, Holt & Co., in addition to on-going work with other advisors, to explore a potential sale or merger for Riviera

Blue Mountain highlights:

•

Privately held Citizen Energy Operating, LLC (“Citizen”), a portfolio company of Warburg Pincus, closed on its $1 billion merger agreement with Roan Resources, Inc. (“Roan”), Blue Mountain’s primary customer, in December 2019

•	Connected 49 wells and 41 wells turned to sales on natural gas system in 2019

•	Continued expansion of water gathering system, connecting to a total of 19 pads in 2019

•	Initiated water gathering services for large, independent producer anchored by 5,000 bpd MVC in November 2019

•	Placed in service two owned and operated saltwater disposal (“SWD”) wells and acquired additional disposal capacity through a non-op joint venture during the fourth quarter of 2019

•	Redirected ~5 MMcf/d from recently acquired Lumen Midstream system to cryogenic plant beginning on October 1, 2019

•	Began construction on crude oil gathering system in October 2019, placing in service first crude oil pipeline on February 1, 2020

Riviera Upstream highlights:

•	Closed ten transactions for combined proceeds of ~$548 million in the last thirteen months

•	Outperformed fourth quarter upstream guidance with respect to Adjusted EBITDAX, with lower operating expenses, higher oil and gas production, and capital in line with guidance ranges

David Rottino, Riviera’s President and Chief Executive Officer, commented, “Over the past year, Riviera has executed exceptionally well on its strategy of capital discipline, and returning capital to shareholders by efficiently managing and opportunistically monetizing our assets, especially in a very challenging energy market. In the fourth quarter, the Company outperformed upstream Adjusted EBITDAX guidance, generating more free cash flow than forecasted, monetized remaining Hugoton Basin assets for proceeds of approximately $283 million, and paid a $4.25 cash distribution per share, for approximately $250 million total, returning a significant amount of capital to our shareholders. Since our formation in August 2018, we have monetized approximately $548 million of assets and returned over $550 million of capital to investors. In addition, we expect to generate an additional $68 million in proceeds in the first quarter of 2020 from asset sales that have been closed or signed. Finally, we remain relentlessly focused on our strategy of maximizing shareholder value and have expanded the scope of our engagement with Tudor, Pickering, Holt & Co., to explore a potential sale or merger for Riviera, in addition to on-going work with other advisors.”

Key Financial Results (1)

	Three Months Ended		Full Year
	December 31,
$ in millions	2019	2018	2019	2018
Average daily production (MMcfe/d)	178	299	242	328
Total oil, natural gas and NGL revenues	$42	$107	$236	$420
(Loss) income from continuing operations	$(78)	$11	$(298)	$21
(Loss) income from discontinued operations, net of income taxes	$4	$—	$4	$20
Net (loss) income	$(74)	$11	$(294)	$41
Adjusted EBITDAX (a non-GAAP financial measure) (2)	$25	$44	$109	$107
Net cash provided by (used in) operating activities	$26	$21	$114	$(7)
Oil and natural gas capital	$4	$12	$63	$36
Total capital (3)	$31	$27	$175	$170

(1)	All amounts reflect continuing operations with the exception of net (loss) income for the twelve months ended December 31, 2018.
(2)

Includes severance costs of approximately $3 million and $5 million for the three months and year ended December 31, 2019, respectively, recoupment of expenses and success fee on capital reimbursement agreement of approximately $1.5 million and $3.2 million for the three months and year ended December 31, 2019, respectively, and severance and spin-off costs of $1 million and $39 million for the three months and year ended December 31, 2018, respectively.

(3)	Includes approximately $3 million of capital for the Lumen acquisition for the year ended December 31, 2019.

Opportunistic Asset Monetizations

In 2019 the Company closed seven transactions that generated aggregate proceeds of approximately $500 million. The seven transactions include the sale of the Arkoma Basin assets (closed January 2019), the monetization of a portion of the Company’s helium reserves in the Hugoton Basin utilizing a VPP structure (closed March 2019), the sale of certain non-operated properties located in the Hugoton Basin (closed May 2019), the sale of properties located in Michigan (closed July 2019), the sale of certain non-core properties located in North Louisiana (closed August 2019), the sale of properties located in Illinois (closed September 2019), and the remaining assets located in the Hugoton Basin (closed November 2019).

Thus far in 2020, the Company has closed three transactions, for combined proceeds of approximately $48 million. The three transactions include the sale of properties located in the Uinta Basin (closed January 2020) and the sale of properties located in east Texas (Overton field closed January 2020 and Personville field closed February 2020). The Company also has a definitive agreement to sell its Oklahoma City Office building for a contract price of $21.4 million expected to close in the first quarter of 2020 with estimated proceeds of approximately $20 million. The estimated net proceeds from the sale are expected to be added to the cash on the Company’s balance sheet.

Expanded Scope of Advisor Engagements

In 2020, the Company has expanded the scope of its engagement with Tudor, Pickering, Holt & Co. to explore a potential sale or merger of both Riviera as well as Blue Mountain. Additionally, the Company continues to work with other advisors on potential Upstream asset divestitures.

Continuation of Share Repurchase Plan

The Company has returned approximately $398 million of capital to shareholders through a cash distribution, tender offer, and share repurchases in 2019, and over $550 million since August 2018.

On July 18, 2019, the Company’s Board of Directors increased the share repurchase authorization to $150 million of the Company’s outstanding shares of common stock. Through December 31, 2019, the Company repurchased an aggregate of 9,421,493 shares for a total cost of approximately $126 million. As of January 31, 2020, approximately $23 million was available for share repurchase under the program.

Fourth Quarter 2019 Activity – Upstream Assets

The Company performed in line with expectations in the fourth quarter with respect to its upstream assets. Production for the fourth quarter averaged approximately 178 MMcfe/d, in line with our guidance range. Upstream capital expenditures were approximately $4 million and adjusted G&A expenses were approximately $9 million, in line with our guidance for the quarter. Operating expenses were approximately $24 million, slightly below our guidance range for the quarter.

Blue Mountain Business Update

In the fourth quarter of 2019, natural gas throughput averaged 119 MMcf/d and Natural Gas Liquids (“NGLs”) produced were 7,650 bpd. The increase in fourth quarter throughput compared with the previous quarter was attributed to 11 wells turned to sales on the Blue Mountain system and redirected natural gas volumes off the Lumen Midstream system. Average natural gas throughput for the twelve months ending December 31, 2019 was 117 MMcf/d, a 24 percent increase compared with the twelve months ending December 31, 2018.

Blue Mountain has made significant progress on the buildout of its water gathering system and the subsequent transition of its water services from truck hauling to pipe gathering. During the fourth quarter, Blue Mountain managed 3.7 million barrels of water in total, a 32 percent decrease compared with the previous quarter due to Roan temporarily suspending all completion activity as the Citizen acquisition advanced to closing. During the quarter, Blue Mountain hauled and disposed 2.7 million barrels of water via third-party trucking companies, averaging 29,135 bpd. Pipe gathered water throughput for the fourth quarter was 1.1 million barrels in total, averaging 11,515 bpd, a 39 percent increase compared with the previous quarter as Blue Mountain connected to more Roan pads and added piped volumes from a new, large independent producer beginning in November 2019. In addition, Blue Mountain placed in service two owned and operated SWDs during the fourth quarter of 2019 and is currently constructing another SWD, for a total of three 100 percent owned and operated disposal facilities. Furthermore, Blue Mountain has acquired additional disposal capacity through a non-operated interest in another well that went in service in October 2019.

Construction commenced on Blue Mountain’s crude oil gathering system in October 2019, with the initial pipelines on the South system placed in service on February 1, 2020 and the initial pipelines on the North system expected in service during the first quarter of 2020.

During the quarter, the business experienced an improvement in commodity pricing, including favorable Conway-to-Mont Belvieu price differentials. As a result, Blue Mountain’s fourth quarter Adjusted EBITDA increased approximately $6.4 million compared with third quarter results.

Capital expenditures were $27 million for the fourth quarter of 2019 and $109 million for the full year 2019, including acquisitions of approximately $3 million, with the majority of capital being spent on the construction of water, natural gas and crude oil gathering pipelines.

Balance Sheet and Liquidity

Riviera and Blue Mountain have established separate credit facilities. As of December 31, 2019, there were no borrowings outstanding on Riviera’s revolving credit facility and borrowing commitments of up to $90 million with available borrowing capacity of approximately $89 million, inclusive of outstanding letters of credit. At quarter end, Riviera had approximately $101 million of cash.

As of December 31, 2019, Blue Mountain had approximately $70 million drawn on its revolving credit facility and borrowing commitments of up to $200 million with available borrowing capacity of approximately $117 million, including outstanding letters of credit, subject to covenant restrictions in the Blue Mountain Credit Facility, and approximately $15 million ending cash balance.

As of December 31, 2019, the Company had a consolidated ending cash balance of approximately $116 million. With $70 million drawn on the Blue Mountain Credit Facility, the Company had approximately $46 million in net cash. As of January 31, 2020, Riviera had no borrowings under its credit facility, Blue Mountain had $73 million drawn on its revolving credit facility, the Company had a consolidated ending cash balance of approximately $125 million, and approximately $52 million in cash, net of amount drawn on the Blue Mountain Credit Facility.

Proved Reserves Update

Proved reserves at December 31, 2019 (including assets sold in Q1 2020) were approximately 316 Bcfe, of which approximately 89% were natural gas, 6% were natural gas liquids and 5% were oil. Approximately 90% by volume were classified as proved developed, with a total standardized measure of discounted future net cash flows of approximately $159 million.

Proved Reserves Table

Total Continuing Operations (Bcfe)
Proved reserves at December 31, 2018	1,618
Revisions of previous estimates	(157)
Sales of minerals in place	(1,095)
Extensions and discoveries	38
Production	(88)
Proved reserves at December 31, 2019	316

Fourth Quarter Actuals

Below is a summary of the Company’s consolidated fourth quarter results.

	Q4 2019 Actuals		Q4 2019 Actuals		Q4 2019 Actuals
	Upstream		Blue Mountain		Consolidated
Net Production (MMcfe/d)	178				178
Natural gas (MMcf/d)	144				144
Oil (Bbls/d)	1,538				1,538
NGL (Bbls/d)	4,115				4,115

Other revenues, net (in thousands) (1)	$5,559	(2)	$10,747	(3)	$16,306	(4)
Helium revenues	$2,467	(5)			$2,467	(5)
Jayhawk / Other	$3,092				$3,092
Blue Mountain			$10,747	(3)	$10,747	(3)

Costs (in thousands)	$24,195		($645)		$23,550
Lease operating expenses	$11,515				$11,515
Transportation expenses	$10,671				$10,671
Taxes, other than income taxes	$2,009		($645)		$1,364

Adjusted general and administrative expenses (Non-GAAP) (6)	$8,938	(7)	$2,347	(8)	$11,285	(9)
General and administrative- severance expenses	$2,937				$2,937

(in thousands)
Adjusted EBITDAX (Non-GAAP)	$17,491		$7,651	(10)	$25,142	(10)
Cash interest expense (Non-GAAP) (11)	$656		$635		$1,291
Oil and natural gas capital	$3,954				$3,954
Total capital	$4,001		$27,200		$31,201

(1)	Includes other revenues and margin on marketing activities
(2)	Includes other revenues of approximately $2.7 million, plus marketing revenues of approximately $7.7 million, less marketing expenses of approximately $4.8 million
(3)

Includes marketing revenues of approximately $40.0 million, less adjusted marketing expenses of approximately $29.2 million. Adjusted marketing expenses is a non-GAAP measure that excludes share-based compensation expenses of less than ($0.1) million, and gains on derivatives of approximately $0.3 million

(4)

Includes other revenues of approximately $2.7 million, plus marketing revenues of approximately $47.7 million, less adjusted marketing expenses of approximately $34.1 million. Adjusted marketing expenses is a non-GAAP measure that excludes share-based compensation expenses of less than ($0.1), and gains on derivatives of approximately $0.3 million

(5)

Includes helium revenues of approximately $2.4 million from the overriding royalty interest in helium produced from certain oil and natural gas properties in the Hugoton Basin that Riviera contributed to Mayzure, LLC in March 2019 (the “VPP Interests”)

(6)	Adjusted general and administrative expenses is a non-GAAP measure that excludes share-based compensation expenses and severance expenses presented for the purpose of comparing to guidance
(7)

Represents general and administrative expenses of approximately $13.4 million, excluding share-based compensation expenses of approximately $1.5 million, and severance expenses of approximately $2.9 million

(8)	Represents general and administrative expenses of approximately ($1.2) million, excluding share-based compensation expenses of approximately ($3.5) million
(9)

Represents general and administrative expenses of approximately $12.2 million, excluding share-based compensation expenses of approximately ($2.0) million, and severance expenses of approximately $2.9 million

(10)

Includes recoupment of operating expenses, net of success fee adjustments related to capital reimbursement agreement, for partial sale of NW STACK gathering infrastructure to producer of approximately $1.5 million

(11)	Excludes non cash amortization

Upstream Segment - Fourth Quarter Actuals versus Guidance

The comparison to guidance below is for the upstream assets only. The Company did not provide fourth quarter 2019 guidance for Blue Mountain.

	Q4 2019 Actuals		Q4 2019 Guidance
Net Production (MMcfe/d)	178		162 – 180
Natural gas (MMcf/d)	144		133 – 147
Oil (Bbls/d)	1,538		1,400 – 1,600
NGL (Bbls/d)	4,115		3,500 – 3,900

Other revenues, net (in thousands) (1)	$5,559	(2)	$3,000 – $ 5,000
Helium revenues	$2,467	(3)	$1,000 – $2,000	(3)
Jayhawk / Other	$3,092		$2,000 – $ 3,000

Costs (in thousands)	$24,195		$25,500 – $29,500
Lease operating expenses	$11,515		$13,500 – $15,500
Transportation expenses	$10,671		$9,000 – $ 10,000
Taxes, other than income taxes	$2,009		$3,000 – $ 4,000
Adjusted general and administrative expenses (Non-GAAP) (4)	$8,938	(5)	$8,500 – $ 9,500
General and administrative- severance expenses	$2,937		$3,500 7 – $4,000

Targets (Mid-Point) (in thousands)
Adjusted EBITDAX (Non-GAAP)	$17,491		$ 11,000
Capital expenditures	$4,001		$ 4,000
VPP Notes interest expense payments (6)	$655		$ 500
VPP Notes principal payments	$1,818		$ 1,500

(1)	Includes other revenues and margin on marketing activities
(2)	Includes other revenues of approximately $2.7 million, plus marketing revenues of approximately $7.7 million, less marketing expenses of approximately $4.8 million
(3)	Includes helium revenues from the VPP Interests of approximately $2.4 million
(4)	Adjusted general and administrative expenses is a non-GAAP measure that excludes share-based compensation expenses and severance expenses presented for the purpose of comparing to guidance
(5)

For the three months ended December 31, 2019 represents general and administrative expenses of approximately $13.4 million, excluding share-based compensation expenses of approximately $1.5 million, and severance expenses of approximately $2.9 million

(6)	Excludes non cash amortization

Blue Mountain Midstream Segment - First Quarter 2020 Guidance

The guidance below is for the Blue Mountain business only for the first quarter of 2020. Additionally, Blue Mountain forecasts annual capital expenditures of $28 million(1). Because the 2020 capital program is weighted to the first quarter, Blue Mountain expects to be free cash flow positive in the second half of 2020.

	Q1 2020
Midstream Volumes

Natural Gas Throughput (MMcf/d)	110	–	125

Water Managed (Bbl/d)	35,000	–	42,000
% Piped	40%	–	50%
% Trucked	60%	–	40%

Crude Throughput (Bbl /d)	2,500	–	3,000

Operating Margin ($ in thousands) (2)
Gas	$8,500	–	$10,500
Other	$1,500	–	$2,000

Total Operating Margin	$10,000	–	$12,500

Adjusted EBITDA ($ in thousands) (Non-GAAP) (3) (4)	$7,000	–	$8,500

Capital Expenditures ($ in thousands)	$10,000	–	$11,000

(1)	Includes approximately $1 million of capitalized general and administrative expenses
(2)	Includes margin on marketing activities (marketing revenues less marketing expenses), and direct operating expenses for Blue Mountain Midstream assets, only
(3)	Excludes share-based compensation expenses and severance expenses
(4)

The Company does not provide a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis as it is unable to forecast certain items that we have defined as “Selected Items Impacting Comparability”, which items are set forth later in this press release under the heading “Non-GAAP Financial Measures and Selected Items Impacting Comparability,” without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized. Thus, a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures could result in disclosure that could be imprecise or potentially misleading. These items could be material to and have a significant impact on the Company’s results computed in accordance with GAAP.

Upstream Segment - First Quarter and Full Year 2020 Guidance

The guidance below is for the Upstream assets only. Guidance estimates have been adjusted for asset sales closed or expected to close in the first quarter of 2020.

The Company expects to have no Adjusted EBITDAX in the first quarter largely due to on-going general and administrative costs associated with managing recently divested assets during the transition period. Additionally, the Company expects to incur severance expenses in the first half of the year. In the second half of 2020, the Company expects to generate positive Adjusted EBITDAX as the cost structure aligns with the on-going asset base.

In 2020, the Company expects Upstream capital expenditures to exceed Upstream Adjusted EBITDAX. This is primarily driven by the budgeted capital program in North Louisiana slated for the second half of the year. After investing the capital to drill and complete these wells, the Company would expect higher Adjusted EBITDAX than capital expenditures in future periods.

	Q1 2020E	FY 2020E
Net Production (MMcfe/d)	67 – 75	46 – 56
Natural gas (MMcf/d)	55 – 61	35 – 44
Oil (Bbls/d)	950 – 1,200	910 – 1,025
NGL (Bbls/d)	950 – 1,150	875 – 975

Other revenues, net (in thousands) (1)	$ 900 – $ 1,000	$ 1,000 – $ 2,000

Costs (in thousands)	$7,500 – $ 10,000	$24,000 – $ 29,000
Lease operating expenses	$ 6,000 – $7,000	$ 19,000 – $ 21,000
Transportation expenses	$ 1,000 – $ 2,000	$ 3,000 – $ 5,000
Taxes, other than income taxes	$ 500 – $ 1,000	$ 2,000 – $ 3,000

Adjusted general and administrative expenses (Non-GAAP) (2), (5)	$ 7,000 – $ 9,000	$ 21,000 – $ 23,000
General and administrative- severance expenses	$ 2,500 – $ 3,500	$ 5,000 – $ 6,000

Costs per Mcfe (Mid-Point)	$ 1.35	$ 1.41
Lease operating expenses	$ 1.00	$ 1.07
Transportation expenses	$ 0.23	$ 0.21
Taxes, other than income taxes	$ 0.12	$ 0.13

Targets (Mid-Point in thousands)
Adjusted EBITDAX (Non-GAAP) (5)	$ – (3)	$ 5,000 (4)
Capital expenditures	$ 1,000	$ 25,000

Weighted Average NYMEX Differentials
Natural gas (MMBtu)	($ 0.30) – ($ 0.20)	($ 0.42) – ($ 0.32)
Oil (Bbl)	($ 1.80) – ($ 1.50)	($ 2.00) – ($ 1.60)
NGL price as a % of crude oil price	20% – 25%	20% – 25%

Unhedged Commodity Price Assumptions	Jan 20	Feb 20	Mar 20	2020E
Natural gas (MMBtu)	$2.16	$1.88	$1.84	$2.07
Oil (Bbl)	$57.53	$51.00	$51.56	$51.93
NGL (Bbl)	$14.10	$11.62	$11.65	$11.92

(1)	Includes other revenues and margin on marketing activities for Upstream assets, only
(2)	Excludes share-based compensation expenses and severance expenses
(3)	Includes severance expenses of approximately $3.0 million

(4)	Includes severance expenses of approximately $5.5 million
(5)

The Company does not provide a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis as it is unable to forecast certain items that we have defined as “Selected Items Impacting Comparability”, which items are set forth later in this press release under the heading “Non-GAAP Financial Measures and Selected Items Impacting Comparability,” without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized. Thus, a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures could result in disclosure that could be imprecise or potentially misleading. These items could be material to and have a significant impact on the Company’s results computed in accordance with GAAP.

Hedging Update

Riviera Upstream Hedges

	2020
Natural Gas	Volume (MMMBtu/d)	Average Price (per MMBtu)
Swaps	30	$ 2.82
Collars	—	—
Oil	Volume (Bbls/d)	Average Price (per Bbl)
Swaps	500	$64.63
Natural Gas Basis Differential positions	Volume (MMMBtu/d)	Average Price (per MMBtu)
PEPL Basis Swaps	20	($ 0.45)

Blue Mountain Revenue Hedges

	2020
Oil	Volume (Bbls/d)	Average Price (per Bbl)
Swaps	49	$ 55.90

Earnings Call / Form 10-K

The Company will host a conference call Thursday, February 27, 2020 at 10:00 a.m. (Central) to discuss the Company’s fourth quarter and year end 2019 results and expects to file its year end Form 10-K with the Securities and Exchange Commission on or around that date. There will be prepared remarks by executive management followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing (866) 416-7462, or (409) 217-8223 for international calls using Conference ID: 4788099. Interested parties may also listen over the internet at www.rivieraresourcesinc.com. A replay of the call will be available on the Company’s website.

Supplemental information can be found at the following link on our website: http://ir.rivieraresourcesinc.com/events-and-presentations

ABOUT RIVIERA RESOURCES

Riviera Resources, Inc. is an independent oil and natural gas company with a strategic focus on efficiently operating and developing its assets, and returning capital to its shareholders. Riviera’s properties are primarily located in North Louisiana, and the Mid-Continent regions. Additionally, the Company owns Blue Mountain Midstream LLC, a midstream company centered in the core of the Merge play in the Anadarko Basin.

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. The primary additional measures used by management are earnings before interest, taxes, depreciation and amortization, exploration costs, noncash gains and losses on commodity derivatives, accrued settlements on commodity derivative contracts related to current production period, share-based compensation expenses, gains and losses on asset sales and other, reorganization items, and asset impairments (“Adjusted EBITDAX”) and earnings before interest, taxes, depreciation and amortization, noncash gains and losses on commodity derivatives, accrued settlements on commodity derivative contracts related to current production period, share-based compensation expenses, gains and losses on asset sales and other, and asset impairments (“Adjusted EBITDA”). Management believes these non-GAAP financial measures provide useful information to investors because these non-GAAP measures, when viewed with the Company’s GAAP results and accompanying reconciliations, provide a more complete understanding of the Company’s performance than GAAP results alone.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments. These statements include, among others, statements regarding our 2020 guidance, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, our strategic objectives with respect to Blue Mountain Midstream, our engagement of financial advisors with respect to strategic alternatives, our financial position, business strategy and other plans and objectives for future operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to the Company’s financial and operational performance and results, low or declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities and the regulatory environment. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

CONTACT:

Investor Relations

(281) 840-4168

IR@RVRAresources.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
	2019	2018
	(in thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$116,237	$18,529
Accounts receivable – trade, net	51,355	114,489
Derivative instruments	7,283	10,758
Restricted cash	32,932	31,248
Other current assets	12,853	26,721
Assets held for sale	104,773	38,396
Total current assets	325,433	240,141

Noncurrent assets:
Oil and natural gas properties (successful efforts method)	180,307	756,552
Less accumulated depletion and amortization	(35,603)	(93,507)
	144,704	663,045
Other property and equipment	388,851	606,244
Less accumulated depreciation	(50,381)	(62,368)

	338,470	543,876
Derivative instruments	—	4,603
Deferred income taxes	—	129,091
Other noncurrent assets	7,652	12,078

	7,652	145,772
Total noncurrent assets	490,826	1,352,693
Total assets	$816,259	$1,592,834

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$80,579	$159,228
Derivative instruments	1,087	4,719
Other accrued liabilities	26,728	34,474
Liabilities held for sale	35,177	3,725
Total current liabilities	143,571	202,146

Noncurrent liabilities:
Credit facilities	69,800	24,500
Asset retirement obligations and other noncurrent liabilities	29,337	103,814
Total noncurrent liabilities	99,137	128,314
Commitments and contingencies
Equity:
Preferred Stock ($0.01 par value, 30,000,000 shares authorized and no shares issued at December 31, 2019; no shares authorized or issued at December 31, 2018)	—	—
Common Stock ($0.01 par value, 270,000,000 shares authorized and 58,168,756 shares issued at December 31, 2019; 69,197,284 shares authorized or issued at December 31, 2018)	581	692
Additional paid-in capital	861,764	1,256,730
Retained (deficit) earnings	(288,794)	4,952
Total equity	573,551	1,262,374
Total liabilities and equity	$816,259	$1,592,834

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Year Ended December 31,
	2019	2018
(in thousands, except per share amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$236,053	$420,102
Gains (losses) on commodity derivatives	10,091	(23,404)
Marketing revenues	214,280	245,081
Other revenues	19,355	23,880
	479,779	665,659
Expenses:
Lease operating expenses	77,719	120,097
Transportation expenses	64,149	83,562
Marketing expenses	166,651	220,971
General and administrative expenses	61,671	245,291
Exploration costs	5,122	5,178
Depreciation, depletion and amortization	77,089	94,958
Impairment of assets held for sale and long-lived assets	208,376	15,697
Taxes, other than income taxes	15,374	29,730
(Gains) losses on sale of assets and other, net	(20,743)	(208,598)
	655,408	606,886
Other income and (expenses):
Interest expense, net of amounts capitalized	(6,997)	(2,417)
Other, net	(444)	(677)
	(7,441)	(3,094)

Reorganization items, net	13,359	(5,159)
(Loss) income from continuing operations before income taxes	(169,711)	50,520
Income tax expense	127,859	29,587

(Loss) income from continuing operations	(297,570)	20,933
Income from discontinued operations, net of income taxes	3,824	19,674

Net (loss) income	$(293,746)	$40,607

(Loss) income per share:
(Loss) income from continuing operations per share – Basic	$(4.71)	$0.28

(Loss) income from continuing operations per share – Diluted	$(4.71)	$0.28

Income from discontinued operations per share – Basic	$0.06	$0.26

Income from discontinued operations per share – Diluted	$0.06	$0.26

Net (loss) income per share – Basic	$(4.65)	$0.54

Net (loss) income per share – Diluted	$(4.65)	$0.54

Weighted average shares outstanding – Basic	63,118	74,935

Weighted average shares outstanding – Diluted	63,118	75,360

Distributions declared per share	$4.25	$—

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended December 31,
	2019	2018
(in thousands)
Cash flow from operating activities:
Net (loss) income	$(293,746)	$40,607
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Income from discontinued operations	(3,824)	(19,674)
Depreciation, depletion and amortization	77,089	94,958
Impairment of assets held for sale and long-lived assets	208,376	15,697
Deferred income taxes	127,873	29,701
Total (gains) losses on derivatives, net	(4,001)	25,243
Cash settlements on derivatives	8,447	(38,739)
Share-based compensation expenses	8,180	16,605
Amortization and write-off of deferred financing fees	3,172	1,909
(Gains) losses on sale of assets and other, net	(14,319)	(204,534)
Reorganization items, net	(14,316)	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable – trade, net	50,190	26,956
(Increase) decrease in other assets	(6,604)	64,033
Increase (decrease) in accounts payable and accrued expenses	(27,741)	(46,792)
Increase (decrease) in other liabilities	(4,335)	(12,564)
Net cash provided by (used in) operating activities – continuing operations	114,441	(6,594)

Net cash provided by (used in) operating activities	114,441	(6,594)

Cash flow from investing activities:
Acquisition of property, plant and equipment	(3,380)	—
Development of oil and natural gas properties	(72,852)	(64,756)
Purchases of other property and equipment	(105,364)	(142,373)
Proceeds from sale of properties and equipment and other	446,932	368,291

Net cash provided by (used in) investing activities – continuing operations	265,336	161,162
Net cash provided by (used in) investing activities – discontinued operations	—	7,000

Net cash provided by investing activities	265,336	168,162

Cash flow from financing activities:
Net transfers to parent	—	(481,449)
Repurchases of shares	(148,588)	(153,314)
Proceeds from borrowings	154,525	44,500
Repayments of debt	(34,433)	(20,000)
Debt issuance costs paid	(3,272)	(2,892)
Distributions to shareholders	(248,617)	—
Distributions to unitholders	—	(18,717)
Other	—	(841)

Net cash used in financing activities	(280,385)	(632,713)

Net increase (decrease) in cash, cash equivalents and restricted cash	99,392	(471,145)
Cash, cash equivalents and restricted cash:
Beginning	49,777	520,922

Ending	$149,169	$49,777

Adjusted EBITDAX (Non-GAAP Measure)

The non-GAAP financial measure of Adjusted EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, this non-GAAP measure should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for GAAP.

Adjusted EBITDAX is a measure used by Company management to evaluate the Company’s operational performance and for comparisons to the Company’s industry peers. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.

The following presents a reconciliation of net income (loss) to Adjusted EBITDAX:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Net (loss) income	$(74,161)	$10,606	$(293,746)	$40,607
Plus (less):
Income from discontinued operations	(3,824)	—	(3,824)	(19,674)
Interest expense, net of amounts capitalized	1,594	835	6,997	2,417
Income tax expense (benefit)	(1,233)	4,340	127,859	29,587
Depreciation, depletion and amortization	12,076	22,998	77,089	94,958
Exploration costs	968	1,436	5,122	5,178

EBITDAX	(64,580)	40,215	(80,503)	153,073
Plus (less):
Noncash losses (gains) on commodity derivatives	5,091	(13,885)	4,613	6,475
Accrued settlements on commodity derivative contracts related to current production period (1)	(14)	1,015	(1,196)	2,459
Share-based compensation expenses	(2,042)	540	10,777	131,828
(Gains) losses on sale of assets and other, net (2)	5,896	(596)	(19,334)	(207,833)
Reorganization items, net (3)	(14,115)	672	(13,359)	5,159
Impairment of assets held for sale and long-lived assets	94,906	15,697	208,376	15,697

Adjusted EBITDAX (4)	$25,142	$43,658	$109,374	$106,858

(1)	Represent amounts related to commodity derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.
(2)	Primarily represent gains or losses on the sale of assets, earnings from equity method investments, gains or losses on inventory valuation, and write-off of deferred financing fees.
(3)

Represent costs and income directly associated with the predecessor’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments were determined.

(4)	Includes expense recoupment and success fee on capital reimbursement agreement of approximately $1.5 million and $3.2 million for the three months and year ended December 31, 2019, respectively.

Adjusted EBITDAX and Adjusted EBITDA (Non-GAAP Measures)

The non-GAAP financial measures of Adjusted EBITDAX and Adjusted EBITDA, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, these non-GAAP measures should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP. Adjusted EBITDAX and Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP.

Adjusted EBITDAX and Adjusted EBITDA are measures used by Company management to evaluate the Company’s operational performance and for comparisons to the Company’s industry peers. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.

The following presents a reconciliation of net income (loss) to Adjusted EBITDAX and Adjusted EBITDA:

	Three Months Ended December 31, 2019
	(in thousands)
	Consolidated	Upstream	Blue Mountain
Net (loss) income	$(74,161)	$(84,107)	$9,946
Plus (less):
Income from discontinued operations	(3,824)	(3,824)	—
Interest expense	1,594	843	751
Income tax expense	(1,233)	(1,233)	—
Depreciation, depletion and amortization	12,076	9,442	2,634
EBITDA	(65,548)	(78,879)	13,331
Exploration costs	968	968	—

EBITDAX	(64,580)	(77,911)	13,331
Plus (less):
Noncash losses (gains) on commodity derivatives	5,091	7,724	(2,633)
Accrued settlements on commodity derivative contracts related to current production period (1)	(14)	(80)	66
Share-based compensation expenses	(2,042)	1,538	(3,580)
(Gains) losses on sale of assets and other, net (2)	5,896	5,429	467
Reorganization items, net (3)	(14,115)	(14,115)	—
Impairment of assets held for sale and long-lived assets	94,906	94,906	—

Adjusted EBITDAX / Adjusted EBITDA (4)	$25,142	$17,491	$7,651

	Year Ended December 31, 2019
	(in thousands)
	Consolidated	Upstream	Blue Mountain
Net (loss) income	$(293,746)	$(297,985)	$4,239
Plus (less):
Income from discontinued operations	(3,824)	(3,824)	—
Interest expense	6,997	5,013	1,984
Income tax expense	127,859	127,859	—
Depreciation, depletion and amortization	77,089	67,564	9,525
EBITDA	(85,625)	(101,373)	15,748
Exploration costs	5,122	5,122	—
EBITDAX	(80,503)	(96,251)	15,748
Plus (less):
Noncash (gains) losses on commodity derivatives	4,613	3,688	925
Accrued settlements on commodity derivative contracts related to current production period (1)	(1,196)	(97)	(1,099)
Share-based compensation expenses	10,777	6,161	4,616
(Gains) losses on sale of assets and other, net (2)	(19,334)	(20,782)	1,448
Reorganization items, net (3)	(13,359)	(13,359)	—
Impairment of assets held for sale and long-lived assets	208,376	208,376	—

Adjusted EBITDAX / Adjusted EBITDA (4)	$109,374	$87,736	$21,638

(1)	Represent amounts related to commodity derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.
(2)	Primarily represent gains or losses on the sale of assets, earnings from equity method investments, gains or losses on inventory valuation, and write-off of deferred financing fees.
(3)

Represent costs and income directly associated with the predecessor’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments were determined.

(4)

Consolidated and Blue Mountain include recoupment of expenses and success fee on capital reimbursement agreement of approximately $1.5 million and $3.2 million for the three months and year ended December 31, 2019, respectively.